                                                                    Exhibit 10.3

              INVESTMENT AND INTEREST RATE RISK ADVISORY AGREEMENT

This Investment and Interest Rate Risk Advisory Agreement, made and entered into as of this 3 day of February, 1997, by and between LOS PADRES SAVINGS BANK, FSB ("Customer") and SMITH BREEDEN ASSOCIATES, INC., a Kansas Corporation ("Smith Breeden" or "Advisor").

WHEREAS, Smith Breeden is engaged in the business of rendering investment advice and has available the personnel, facilities and equipment necessary for carrying on investment advisory and research functions; and

WHEREAS, Customer desires to appoint Smith Breeden and Smith Breeden desires to accept such appointment to render such services to Customer on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises and the terms and conditions set forth herein, the parties hereto agree as follows:

     1. Appointment. Upon and subject to the terms and conditions of this Agreement, Customer, being duly authorized, hereby appoints Smith Breeden as investment advisor with respect to the management of certain assets of Customer (the "Account"). The appointment of Smith Breeden as investment advisor shall be effective as of the date of this agreement.

     2. Authority and Services of Smith Breeden

        (a) Smith Breeden will provide Customer with the following services: (i) consulting services, (ii) investment advice, and (iii) securities transactions services.

               (i). Consulting Services: Smith Breeden will provide consulting services related to asset/liability management and interest rate risk, pricing strategies for assets and liabilities, and other areas on a project basis as mutually agreed to by Smith Breeden and Customer. The asset/liability management and interest rate risk consulting services will include a monthly analysis of current market conditions by Smith Breeden, the risk exposure of Customer's securities portfolio and balance sheet, the performance of hedging strategies and recent securities transactions, and analysis of investment transactions. Consulting services related to asset and liability strategies will include assistance in developing loan and deposit pricing strategies and assistance in developing and maintaining computer based worksheets to implement the strategies. Smith Breeden will provide consulting services for Customer in other areas, such as acquisition analysis, on a project basis. Both Smith Breeden and Customer must agree that the projects are appropriate and Smith Breeden and Customer may negotiate additional fees for such projects.

               (ii). Investment Advice: Smith Breeden will offer investment advice and recommendations with respect to the Account. As part of its services, Smith Breeden may recommend the acquisition of investment securities, including but not limited to, mortgage-backed securities, Treasury securities and/or corporate bonds, and certain hedging transactions to reduce the interest rate risk of the Account's investments. Smith Breeden may also make recommendations regarding the funding sources for these investment securities, as well as of the other assets and liabilities of the Customer. Smith Breeden may make either oral or written recommendations with respect to the Account.

          (iii). Securities Transactions Services: Pursuant to the limited power of attorney herein granted to Smith Breeden by the Customer, Smith Breeden may, as agent and attorney-in-fact with respect to the Account (a) buy, sell, exchange and otherwise transact in mortgage-backed securities, other investments, or hedging instruments, and (b) arrange for necessary placement of orders, execution of transactions, purchases, sales and conveyances with or through such brokers, dealers, or issuers as Smith Breeden may select from the Customer's list of approved brokers, dealers and issuers and establish the price and other such conditions of the transaction. Customer shall approve all transactions prior to execution. Brokers, dealers, or issuers selected by Smith Breeden must be from Customer's list of approved brokers, dealers, and issuers. For each transaction, Smith Breeden will provide Customer a trade sheet which documents the rationale for the transaction and the cover prices obtained. The trade sheet will provide written explanation for selection of any broker, dealer, or issuer for a transaction that occurs at other than the most favorable price of the prices obtained, or for which there were no cover prices.

     (b) In connection with and in furtherance of the services to be provided to Customer by Smith Breeden hereunder, Customer hereby appoints Smith Breeden as its agent and attorney-in-fact, in its name, place and stead, to effect the transactions enumerated in paragraphs (a) of this Section 2, subject to the prior approval and direction of Customer. Further, Customer agrees to execute a limited power of attorney in substantially the form included as Appendix A hereto.

3.   Duties of Customer.

     (a) Customer shall provide, or shall cause the Custodian to provide, Advisor with all of the information that Advisor may reasonably require with respect to Customer or the Account including, without limitation, such periodic reports on the status of the Account as Smith Breeden may request.

     (b) Customer shall provide all information required by Smith Breeden to conduct its analysis. Customer will be solely responsible for collecting such data, and for delivery to Smith Breeden of such information in the format required by Smith Breeden. Customer shall be solely responsible for the accuracy of such information.

     (c) Customer shall cause the Custodian to receive and maintain at all times custody and control of all property in the Account and to consummate transactions as directed by Advisor by payment or delivery by the Custodian of all funds, securities, instruments, assets or other properties due from the Account and to receive all funds, securities, instruments, assets or other properties due to the Account.

     (d) Customer shall inform Smith Breeden in writing of the investment objectives and restrictions of the Account through its periodically updated investment policy and of any changes or modifications applicable thereto and shall give prompt written notice if Customer deems any investments proposed for the Account to be in violation of such objectives or restrictions. Unless Customer notifies Smith Breeden in writing of specific restrictions, the investments recommended for, or on behalf of, the Account shall be deemed not to be restricted under the current or future laws or regulations of any state or by virtue of the terms of any other contract or instrument purporting to bind Customer or Smith Breeden.

4. Transaction Procedures. All transactions will be consummated by payment to or delivery by Customer, or such other party(ies) as Customer may designate in writing (the "Custodian"), of all cash and/or securities due to or from the Account. The Customer has sole authority to designate the custodian. Smith Breeden shall not act as Custodian for the Account but is hereby authorized to issue such instructions to the Customer as may be appropriate in connection with the settlement of transactions initiated by Smith Breeden pursuant to Section 2 hereof. Instructions of Smith Breeden to the Customer need not be in writing. Smith Breeden will instruct all brokers and dealers executing orders on behalf of the Account to forward confirmations to Customer and/or the Custodian. Smith Breeden is not authorized to direct delivery of securities or payments to itself but may direct that additional copies of all confirmations of Account transactions be sent to Smith Breeden. Smith Breeden will not be responsible for any loss incurred by reason of any act or omission of any broker or dealer or the Customer and/or Custodian; provided, however, that Smith Breeden will make reasonable efforts to require that brokers and dealers recommended by Smith Breeden perform their obligations with respect to the Account. The physical possession of any and all property in the Account shall at all times, except when securities are held by seller pending delivery to or in the hands of a transfer agent, be held, controlled and administered by the Customer and/or Custodian. Smith Breeden shall have no responsibility with respect to the collection of income relating to the Account or physical acquisition or the safekeeping of any property in the Account. All such duties of collection, physical acquisition or safekeeping shall be the sole obligation of the Customer and/or Custodian.

5. Review of Transaction Records. Customer or its agent and Customer's primary federal regulator shall have the right to audit, examine, or review the records of Smith Breeden that pertain to transactions conducted for the Customer.

6. Proxies. Advisor will not be required to take any action or render any advice with respect to the voting of proxies solicited by or with respect to the issuers of securities in which assets of the Account may be invested from time to time.

7. Scope of Services of Adviser. Smith Breeden will provide investment advisory and related services only. Smith Breeden will not provide advice concerning, and Customer will not rely upon any Smith Breeden statement relating to, tax advice, regulatory compliance, accounting issues, or the credit risk involved in any recommended transaction. Customer recognizes the inherent market fluctuation risks that surround the investment and reinvestment of monies and the use of hedge instruments. These risks and the scope of Smith Breeden's services are detailed in the Disclosure Statement in Appendix C to this agreement and have been previously acknowledged by the Customer. By signing this agreement, Customer acknowledges that it understands, and can bear, the risks involved in implementing hedge and investment transactions as detailed in the Disclosure Statement. Smith Breeden, or any of its officers, directors or employees, shall be liable to Customer for acts or omissions arising out of this agreement only if its conduct, or that of its officers, directors or employees, was willful or grossly negligent. Nothing herein shall in any way constitute a waiver or limitation of any rights that Customer may have under any State or Federal Securities laws. It is agreed that Smith Breeden, in connection with the maintenance of records, does not assume responsibility for the accuracy of information furnished by Customer or any other party.

8. Limitation on Liability and Indemnification. Subject to the second paragraph of Section 7 above, Customer shall indemnify Smith Breeden and save it harmless from all suits, actions, debts, accounts, damages, costs, losses, expenses, and other proceedings, sustained, brought, prosecuted, or threatened to be brought or prosecuted in connection with this agreement by any shareholder of Customer, creditor of Customer, or any other person or entity that is not a party to this contract.

9. Confidential Relationship. All information and advice furnished by either party to the other hereunder, including their agents and employees, except such information that is publicly available or has been properly obtained from other sources, shall be treated as confidential and shall not be disclosed to third parties except as required by law.

10. Service To Other Clients. It is understood that Smith Breeden performs investment advisory and management services for various clients. Customer agrees that Smith Breeden may give advice and take action with respect to any of its other clients or its own accounts that may differ from advice given or the timing or nature of action taken with respect to the Account, so long as it is Smith Breeden's practice, to the extent practical, to allocate investment opportunities to the Account over a period of time on a fair and equitable basis relative to other clients.

11. Conflicts of Interest. It is understood and agreed by the parties that Smith Breeden and/or its principals, affiliates or employees expect to purchase interests in thrifts and other financial institutions (which may include the Customer) and may invest in securities of the type recommended for investment in or invested in by Customer. Nothing in this Agreement shall be deemed to impose upon Smith Breeden any obligation to purchase, sell or recommend for Customer any security or other property that Smith Breeden, and/or its principals, affiliates or employees may purchase or sell for its or their own accounts. In addition, nothing in this Agreement shall be deemed to impose upon Smith Breeden any restrictions on the purchase or sale by Smith Breeden, and/or its principals, affiliates or employees of securities also invested in by Customer.

12. Fees. Fees are as provided in the attached appendix B. Provided, however, that with respect to the month during which this agreement is terminated, Smith Breeden will receive a fee in an amount equal to the pro-rated amount of its monthly fee calculated to the day of dismissal or resignation. Smith Breeden will have the right to increase or otherwise modify its fees upon thirty (30) days written notice thereof to Customer.

13. Reimbursement of Travel Expenses. Customer shall reimburse Smith Breeden for all reasonable travel and lodging expenses incurred to meet with Customer's personnel.

14. Representations and Warranties of Customer. Customer hereby represents and warrants to Smith Breeden that, except as otherwise specifically disclosed to Smith Breeden in writing concurrently with the execution of the Agreement, (i) it is a Corporation duly organized and existing in good standing under the laws of California; (ii) that all necessary corporate action has been taken by Customer to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby;
     (iii) that it has
     the power and authority and the legal right to execute, deliver and perform its obligations under this Agreement and to enter into the transactions contemplated by this Agreement; (iv) that no authorization, consent, approval, filing or registration with any court, governmental agency or regulatory authority (Federal, state or local) which has not already been obtained is required in connection with the execution, delivery and performance by Customer of this Agreement or in connection with the transactions contemplated hereby, provided, however, that the foregoing shall not limit or negate the power of the Office of Thrift Supervision, as the primary regulator of the Customer, to take action under applicable law to terminate the Customer's obligations under this Agreement or to compel the Customer to terminate such obligations; (v) that this Agreement constitutes the legal and binding obligation of Customer enforceable against Customer in accordance with its terms, except as enforcement may be limited by laws concerning creditors' rights and by general principles of equity; and (vi) that neither this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of its articles of incorporation or bylaws or any lien, lease, agreement, instrument, order, judgment, decree, law, rule, regulation or any other restriction of any kind or character to which Customer or the assets included in the Account are subject.

15. Representations and Warranties of Advisor. Advisor hereby represents and warrants to Customer that, except as otherwise specifically disclosed to Customer in writing concurrently with the execution of the Agreement, (i) it is a corporation duly organized and existing in good standing under the laws of the State of Kansas; (ii) that all necessary corporate action has been taken by Advisor to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; (iii) that it has the power and authority and the legal right to execute, deliver and perform its obligations under this Agreement and to enter into transactions contemplated hereby; (iv) that no authorization, consent, approval, filing or registration with any court, governmental agency or regulatory authority (Federal, state or local) which has not already been obtained is required in connection with the execution, delivery and performance by Advisor of this Agreement or in connection with the transactions contemplated hereby;
     (v) that this Agreement constitutes the legal and binding obligation of Advisor enforceable against Advisor in accordance with its terms, except as enforcement may be limited by laws concerning creditors' rights and by general principles of equity; (vi) that it is an investment advisor, duly registered as such under the Investment Advisers Act of 1940, as amended, and a commodity trading advisor duly registered as such under the Commodity Exchange Act, as amended; and (vii) that neither this Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of its articles of incorporation or bylaws or any lien, lease, agreement, instrument, order, judgment, decree, law rule, regulations or any other restriction of any kind or character to which Advisor is subject.

16. Bond. If required by law, Customer agrees to obtain and maintain for the period of this Agreement a bond in the amount as required by law and to include among those covered by such bond Smith Breeden and any of its officers, directors or employees required by law to be so covered.

17. Termination. This Agreement may be terminated by either party giving thirty (30) days written notice of termination to the other party hereto with no contractual obligations by either party thereafter, except for payment to Smith Breeden of unpaid accrued fees under Sections 12 and 13.

18. Assignment. The rights and obligations of the parties under this Agreement may not be assigned by either party hereto.

19. Notices. Unless otherwise specified herein, all notices, instructions and advice with respect to transactions or any other matters contemplated by this Agreement shall be deemed duly given when received in writing by either party at the address set forth below, or on the fifth day after deposit by certified mail return receipt requested at the address set forth below, or at such other address or addresses as shall be specified by either party in a notice similarly given. Either party may rely upon any notice from the other party or other communication reasonably believed by it to be genuine.

    If to Customer:
          Los Padres Savings Bank, FSB
          610 Alamo Pintado at Highway 246
          Solvang, CA 93463
          Attn: William D. Ross, President

    If to Smith Breeden:
          Smith Breeden Associates, Inc.
          100 Europa Drive, Suite 200
          Chapel Hill, NC 27514
          Attention: Ms. Marianthe S. Mewkill, Treasurer

20. Governing Law. This Agreement, and all rights and obligations of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of Kansas.

21. Exemption from Commodities Future Trading Commission. PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS. THIS AGREEMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN AN ADVISORY PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF THE COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS ADVISORY PROGRAM OR THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SMITH BREEDEN ASSOCIATES, INC.               LOS PADRES SAVINGS BANK, FSB

By: /s/ M.S. Mewkill                         By: /s/ William D. Ross
    -----------------------------                ----------------------------

Title: V.P.                                  Title: President
       --------------------------                   -------------------------

                                   APPENDIX A

                     POWER OF ATTORNEY LIMITED TO PURCHASES
                    AND SALES OF SECURITIES AND COMMODITIES

     The undersigned ("Customer") hereby appoints Smith Breeden Associates, Inc. as its agent and attorney-in-fact in its name, place and stead to buy and sell (including short sales) securities, futures, commodities, options and/or engage in off-balance sheet transactions, including interest rate swaps and caps, on margin or otherwise for the undersigned's account and risk, subject to prior approval of Customer as described in Section 2 of the Investment and Interest Rate Risk Advisory Agreement between Customer and Smith Breeden Associates, Inc.

     Except as herein otherwise provided, the undersigned hereby authorizes Smith Breeden Associates, Inc. to act for the undersigned in the same manner and with the same force and effect as the undersigned might or could do with respect to such purchases and sales as well as with respect to all other things necessary or incidental thereto, except that Smith Breeden Associates, Inc. is not authorized to withdraw any money, securities, or other property either in the name of the undersigned or otherwise.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on the 28 day of Jan, 1997.

                                        By:

                                           /s/ Willaim D. Ross
                                           ----------------------

                                           PRESIDENT
                                           ----------------------
                                           Title


                                ACKNOWLEDGEMENT

State of California      )
                         ) ss:
County of Santa Barbara  )

     The foregoing instrument was acknowledged before me this 28 day of Jan, 1997, by Grace R. Horn.
         --------------------------------
         (Name and Title)   Notary Public

                                                   /s/ Grace R. Horn
                                                   ----------------------
                                                   Notary Public

[NOTARY       GRACE R HORN       ]                 My Commission Expires:
[ SEAL       COMM. #1120411      ]                 1-18-2001
[       NOTARY PUBLIC-CALIFORNIA ]
[         SANTA BARBARA COUNTY   ]
[      MY COMM. EXP JAN. 18, 2001]

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT
--------------------------------------------------------------------------------

State of California
         __________

County of Santa Barbara
          ______________

On 1/28/97 before me,            Grace R. Horn
   ______            ___________________________________________________________
    Date             Name and Title of Officer (e.g., "Jane Doe, Notary Public")

personally appeared   William D. Ross
                     ___________________________________________________________
                     Name(s) of Signer(s)

[ ] personally known to me -- OR -- [X] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to
                                                        --
the within instrument and acknowledged to me that he/she/they executed the same
                                                  --
in his/her/their authorized capacity(ies), and that by his/her/their
   ---                                                 ---
signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

                                             WITNESS my hand and official seal.



---------------------------------------
                 GRACE R. HORN
[NOTARY          COMM. #1120411
 SEAL]      NOTARY PUBLIC-CALIFORNIA                 /s/ Grace R. Horn
              SANTA BARBARA COUNTY           _________________________________
           MY COMM. EXP. JAN. 18, 2001           Signature of Notary Public
---------------------------------------

----------------------------------- OPTIONAL -----------------------------------
 Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

DESCRIPTION OF ATTACHED DOCUMENT

Title or Type of Document: _____________________________________________________

Document Date: ____________________________________  Number of Pages:___________

Signer(s) Other Than Named Above: ______________________________________________

CAPACITY(IES) CLAIMED BY SIGNER(S)

Signer's Name: ______________________      Signer's Name: ______________________

[ ] Individual                             [ ] Individual
[ ] Corporate Officer                      [ ] Corporate Officer
    Title(s): _______________________          Title(s): _______________________
[ ] Partner - [ ] Limited [ ] General      [ ] Partner - [ ] Limited [ ] General
[ ] Attorney-in-Fact                       [ ] Attorney-in-Fact
[ ] Trustee                                [ ] Trustee
[ ] Guardian or Conservator                [ ] Guardian or Conservator
[ ] Other: ________________                [ ] Other: ________________
    _______________________                    _______________________
Signer is Representing:                    Signer is Representing:
___________________________                ___________________________
___________________________                ___________________________

 RIGHT THUMBPRINT                           RIGHT THUMBPRINT
    OF SIGNER                                  OF SIGNER
Top of thumb here                          Top of thumb here


_________________                          _________________
--------------------------------------------------------------------------------

                                  FEE SCHEDULE
                              INVESTMENT ADVISORY


ASSETS (MM)         ANNUAL FEES PAYABLE MONTHLY
-----------         ---------------------------
(less than or
  equal to) $100    $90,000 plus 5 basis points on Total Assets
$100 to $400        $140,000 plus 4 basis points on Total Assets greater than $100 MM
$400 to $1,000      $260,000 plus 2 basis points on Total Assets greater than $400 MM
over $1,000         $380,000 plus 1.5 basis points on Total Assets greater than $1 Billion

One-twelfth of the annual fees will be due and payable in advance on the first day of each month (the "monthly fee"). For purposes of the fee calculation, Total Assets is defined as the value of the total assets in the Account as of the last business day of the most recent month end or as of the last business day of the month prior to the most recent month-end, depending on which information is readily available.

                                   APPENDIX C
                              DISCLOSURE STATEMENT

SMITH BREEDEN DOES NOT PREDICT GENERAL MOVEMENTS IN INTEREST RATES. Smith Breeden does not provide advice to Customers based on whether Smith Breeden believes interest rates will generally rise or fall. Smith Breeden also does not believe Customer should attempt to predict general movements in interest rates.

HEDGING TRANSACTIONS. For some Customers, Smith Breeden analyzes the extent to which the economic value of Customer's assets and liabilities may change if interest rates change in the future. Smith Breeden may then recommend to Customer transactions to hedge the identified interest rate risk. The purpose of Smith Breeden's hedging recommendations is to protect Customer from risk of loss because of movements in interest rates. An effective hedge transaction, when analyzed independent of the assets and liabilities being hedged, may lose money. Nevertheless, a hedge transaction may still be effective in reducing a Customer's interest rate risk even if any losses on the hedge, transaction costs paid for that hedge, and Smith Breeden's fees are not offset by gains in the value of the assets and liabilities being hedged.

As interest rates fluctuate, the economic value of Customer's assets and liabilities may rise or fall. If interest rate fluctuations cause Customer's assets and liabilities to increase in value and Customer has decided to hedge its interest rate risk, the cost of, and any loss on, those hedge transactions themselves will likely erode at least a portion of the appreciation in value or profit Customer would receive on the underlying assets and liabilities. Thus, by entering into a hedge transaction, Customer may sacrifice future gains on its interest rate sensitive assets and liabilities. By accepting Smith Breeden's hedging recommendations, Customer is sacrificing such potential profits in order to achieve a more stable interest rate risk profile.

INVESTMENT ADVICE. For some Customers, Smith Breeden may identify certain assets and liabilities that, in Smith Breeden's opinion, provide potential profit opportunities on a hedged basis. Smith Breeden may then recommend to Customer the acquisition of such assets or assumption of such liabilities combined with an appropriate hedge transaction to help reduce the interest rate risk that such assets or liabilities might have. While Smith Breeden has identified profitable investment opportunities in the past, Smith Breeden's past performance is not a guarantee of future profitability. Because Smith Breeden cannot guarantee profitability, a Customer risks losing all or some of any investment it undertakes upon the advice of Smith Breeden.

SMITH BREEDEN'S ADVICE DEPENDS ON ACCURATE INFORMATION FROM CUSTOMER. In determining the extent to which Customer has interest rate risk, Smith Breeden depends upon information obtained from the Customer. As a result, the quality of Smith Breeden's corresponding hedge recommendations depends on the accuracy of the information obtained from the Customer. Smith Breeden is not responsible for any errors or omissions in the information provided by the Customer.

BASIS RISK IN HEDGING TRANSACTIONS. The market value of Customer's assets and liabilities are subject to change because of fluctuating interest rates. The purpose of Smith Breeden's hedging recommendations is to recommend hedges that will change in value in reaction to fluctuating interest rates so as to generally offset changes in the value of the assets and liabilities being hedged. No hedge, however, could ever totally protect Customer against such interest rate risk. Every attempt to hedge interest rate risk leaves a residual risk known as "basis risk". Basis risk is the risk that changes in the value of the hedge transaction will not completely offset changes in the value of the assets and liabilities being hedged.

Basis risk may occur in many ways. For example, a hedge transaction may rise in value by $100 in response to higher interest rates. At the same time, Customer's assets may decline in value by $102 in response to the same market factor--higher interest rates-- and other factors unique to those assets including credit risks that might be reflected in the assets' value. The hedge would therefore not fully cover the loss in value of Customer's assets caused by higher rates since a $2 differential would exist between the gain in value on the hedge and the assets' loss in value. The $2 differential reflects basis risk. Despite that basis risk, the hedge transaction has been successful in reducing Customer's exposure to losing value on its assets due to higher interest rates.

Basis risk can manifest itself in other ways; for example when a small change in interest rates occurs. In that context, both the hedge transaction and the hedged assets could decline in value, although by different amounts, following an interest rate change. This possibility also reflects basis risk.

Smith Breeden designs its hedging recommendations not only to mitigate interest rate risk but also to reduce basis risk when possible. Nevertheless, it is impossible to remove basis risk completely from any hedging transaction. Customer should understand that basis risk similar to that outlined in the previous two paragraphs is possible under Smith Breeden's hedging strategies.

OTHER RISKS IN HEDGING TRANSACTIONS. Customer faces risks of losses in its hedging transactions from many risks other than interest rate risk. Smith Breeden's hedging recommendations are not designed to protect Customer against any risk of loss other than interest rate risk.

TAX ADVICE. Smith Breeden's investment and hedging recommendations may or may not have tax consequences for Customer. Smith Breeden believes it is informed with respect to certain of the tax consequences of its recommendations. However, Smith Breeden is not an expert on taxation and Customer should not rely on written or oral statements Smith Breeden makes with respect to the tax effects of its hedging or investment advice. Customer should consult with its accountants and lawyers on any tax implications of Smith Breeden's investment and hedging recommendations.

ACCOUNTING ADVICE. Smith Breeden's investment and hedging recommendations may or may not have accounting consequences for Customer. Smith Breeden believes it is informed with respect to certain of the accounting consequences of its recommendations. However, Smith Breeden is not an accounting firm and Customer should not rely on written or oral statements Smith Breeden makes with respect to the accounting effects of its hedging or investment advice. Customer should consult with its accountants on any accounting implications of Smith Breeden's investment and hedging recommendations.

LEGAL AND REGULATORY ADVICE. Smith Breeden's investment and hedging recommendations may or may not have legal or regulatory consequences for Customer. Smith Breeden believes it is informed with respect to certain of the legal and regulatory consequences of its recommendations. However, Smith Breeden is not a law firm and Customer should not rely on written or oral statements Smith Breeden makes with respect to the legal or regulatory effects of its hedging or investment advice. Customer should consult with its lawyers on any legal or regulatory implications of Smith Breeden's investment and hedging recommendations.

IN WITNESS WHEREOF, the undersigned has executed this Disclosure Statement on the 28th day of Jan., 1997.

                                        LOS PADRES SAVINGS

                                        By:

                                        /s/ William D. Ross
                                        -------------------------------------

                                        President
                                        -------------------------------------
                                        Title